                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                          CARRINGTON LABORATORIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                         CARRINGTON LABORATORIES, INC.
                             2001 WALNUT HILL LANE
                             IRVING, TEXAS  75038


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 1996


     NOTICE is hereby given that the annual meeting of shareholders of CARRINGTON LABORATORIES, INC. (the "Company") will be held on May 23, 1996, at 9:00 a.m., local time, at the DoubleTree Hotel at Park West, 1590 LBJ Freeway at Luna Road, Dallas, Texas 75234, for the following purposes:

      (1) To elect two persons to serve as directors of the Company for terms expiring at the 1999 annual meeting of shareholders;

      (2) To consider and vote upon a proposal to approve amendments to the Company's 1995 Stock Option Plan to provide for the granting of options to certain advisors and consultants of the Company;

      (3) To approve the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1996; and

      (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on April 10, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. A record of the Company's activities during fiscal 1995 and financial statements for the fiscal year ended December 31, 1995 are contained in the accompanying 1995 Annual Report.

      You are urged, whether or not you plan to attend the meeting in person, to mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the meeting in person, you may withdraw your proxy and vote in person. The prompt return of proxies will assure the representation of sufficient shares to take the actions described above and save your Company the expense of further solicitation.

                                      By Order of the Board of Directors


                                      George DeMott
                                      Chairman of the Board

Irving, Texas
April 18, 1996

                         CARRINGTON LABORATORIES, INC.
                             2001 Walnut Hill Lane
                             Irving, Texas  75038
                                (214) 518-1300


                                PROXY STATEMENT

                      For Annual Meeting of Shareholders
                          To Be Held On May 23, 1996


     This Proxy Statement is furnished to shareholders of Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 23, 1996. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice or a duly executed proxy bearing a later date to the President of the Company, or by voting in person.

     The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is April 18, 1996.

                           OUTSTANDING CAPITAL STOCK

     The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is April 10, 1996 (the "Record Date"). At the close of business on the Record Date, the Company had issued and outstanding and entitled to vote at the meeting 8,729,302 shares of Common Stock, $.01 par value ("Common Stock").

                       ACTION TO BE TAKEN AT THE MEETING

     Shares represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of the two persons named as nominees under the caption "Election of Directors" as directors of the Company, (ii) for the approval of the amendments to the Company's 1995 Stock Option Plan, (iii) for the approval of the appointment by the Company's Board of Directors of the firm Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1996, and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business to be presented for consideration.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the Record Date.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of April 1, 1996, unless otherwise indicated, with respect to the shareholders known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock of the Company, based on the information available to the Company on such date. Except as otherwise indicated, each shareholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such shareholder.

                                                   Shares of
                                                 Common Stock               Percent
Beneficial Owner                              Beneficially Owned           of Class
- ----------------                              -------------------          --------
Thomas J. Marquez                                  816,240(1)                9.2%
   c/o Carrington Laboratories, Inc.
   2001 Walnut Hill Lane
   Irving, Texas  75038

Dimensional Fund Advisors Inc.                     452,000(2)                5.1%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA  90401
_________________________

(1) Includes 39,900 shares held in a trust controlled by Mr. Marquez and 38,600 shares that he has the right to acquire pursuant to presently exercisable options.

(2) Based on a report on Schedule 13G dated February 7, 1996, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission. Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 452,000 shares of the Company's Common Stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

     The Company knows of no arrangements the operation of which may at a subsequent date result in a change of control of the Company.


                REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

     With regard to the election of the directors, votes may be cast in favor of or withheld from each nominee. The nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the annual meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions, broker non-votes or other limited proxies will have no effect on the election of directors, provided a quorum is present at the meeting.

     The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting. Abstentions may be specified on all proposals except the election the directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Accordingly, abstentions with respect to the proposals to approve the amendment of the Company's 1995 Stock Option Plan and the appointment of independent auditors will effectively count as votes against those proposals. Under applicable law and the Company's Articles of Incorporation and Bylaws, shares represented by a broker non-vote or other limited proxy will not be counted as present and therefore will have no effect on the outcome of the proposals to amend the Company's 1995 Stock Option Plan and to approve appointment of independent auditors, provided a quorum is present at the meeting.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Company's operations will be governed by the Board of Directors, which is elected by the shareholders. The Company's Board of Directors is divided into three classes with staggered three-year terms. All directors of one class hold their positions until the annual meeting of shareholders at which the terms of the directors in such class expire and their respective successors are elected and qualified, or until their earlier death, resignation, disqualification or removal from office. The Company's Bylaws provide that the number of directors will not be less than five nor greater than nine, and the exact number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board. The Board of Directors has determined that the number of directors will be seven.

     All duly submitted and unrevoked proxies will be voted for the nominees selected by the Board of Directors, except where authorization to so vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board.

     The Board of Directors has nominated R. Dale Bowerman and James T. O'Brien for election at the annual meeting as directors to serve three-year terms expiring in 1999. Messrs. Bowerman and O'Brien are currently directors of the Company, with terms expiring at the 1996 annual meeting, and each has consented to serve as a director if elected. The five other directors of the Company have been elected to terms that do not expire at the 1996 annual meeting. George DeMott, Robert A. Fildes, Ph.D., and Carlton E. Turner, Ph.D. are currently serving terms expiring in 1997, and Thomas J. Marquez and Selvi Vescovi are currently serving terms expiring in 1998. Information about all seven directors of the Company, including the current nominees, is set forth in the following paragraphs.

     R. DALE BOWERMAN, 56, has served as a director of the Company since January 1991. Mr. Bowerman has been President and Chief Executive Officer of Southwest Health Alliances, L.L.C., since May 1994. From 1973 to April 1994, he was Chief Financial Officer of High Plains Baptist Health Systems, a nonprofit hospital system.

     GEORGE DEMOTT, 63, has served as a director of the Company since May 1990 and Chairman of the Board since April 1995. He has been an independent business consultant since 1987. From 1963 to 1987, Mr. DeMott held various positions with American Home Products Corporation, a worldwide marketer of pharmaceuticals, over-the-counter drugs and household products, serving as Group Vice President from 1978 to 1987. From 1964 to 1978, Mr. DeMott was with the Whitehall Laboratories Division of that corporation, and he served as President of that division from 1974 until 1978.

     ROBERT A. FILDES, Ph.D., 57, has served as a director of the Company since March 1991. Since February 1993, he has been Chairman of the Board and Chief Executive Officer of Scotgen Biopharmaceuticals Inc., a biotechnology company. From August 1990 to January 1993, he was an independent business consultant in the pharmaceutical industry. Dr. Fildes was President and Chief Executive Officer of Cetus Corporation, a biopharmaceutical company, from 1982 to 1990. From 1980 to 1982, he was President of Biogen, Inc., the United States subsidiary of Biogen, N.V., Geneva, Switzerland. Prior to joining Biogen, Dr. Fildes was Vice President of Operations for the Industrial Division of Bristol-Myers Company. Dr. Fildes is also a director of the following biopharmaceutical companies: La Jolla Pharmaceutical Co., a publicly traded company; Scotgen Biopharmaceuticals Inc., a private company; and Jenner Technologies Inc., a private company.

     THOMAS J. MARQUEZ, 58, has served as a director of the Company since August 1987. In addition, from August 1987 until May 1990, Mr. Marquez was Chairman of the Board and Chief Executive Officer of the Company. From 1965 to 1979, Mr. Marquez was an officer of Electronic Data Systems, Inc., a computer services company, and he served as a director of that corporation from 1965 to 1984. Since his resignation as an officer of Electronic Data Systems, he has been engaged primarily in personal investment activities and a number of public service projects. Mr. Marquez is also a director of Aquinas Fund, Inc.

     JAMES T. O'BRIEN, 57, has served as a director of the Company since June 1992. Since September 1991, Mr. O'Brien has been Chairman of the Board of Access Corporation, a provider of employment information. Mr. O'Brien was President and Chief Operating Officer of Elan Corporation, PLC, a pharmaceutical company, from 1989 to 1991. From 1986 to 1989, he was President and Chief Executive Officer of O'Brien Pharmaceuticals, Inc.

From 1980 to 1986, Mr. O'Brien held various positions with Revlon Health Care Corp. Mr. O'Brien was employed by Lederle Laboratories, a division of American Cyanamid, from 1979 to 1980, where he was the Vice President responsible for the domestic operations of Lederle Laboratories and Davis and Geck. From 1962 to 1979, Mr. O'Brien held various positions with Sandoz Pharmaceuticals, Inc. Mr. O'Brien is also a director of Theratech Inc., which is a publicly traded company.

     CARLTON E. TURNER, Ph.D., 55, has served as a director of the Company since May 1989 and as President and Chief Executive Officer of the Company since April 1995. In addition, from January 1994 to November 1994, Mr. Turner was Executive Vice President of the Company and from November 1994 to April 1995 he was Chief Operating Officer of the Company. He was President and Chief Executive Officer of Princeton Diagnostic Laboratories of America, Inc., a biomedical and pharmaceutical testing laboratory, from 1987 through May 1993. He also served as a director of that corporation from 1987 to January 1994. From 1981 through 1987, he was Director of the Drug Abuse Policy Office of the White House, President Reagan's principal advisor on drug abuse policy. From 1970 to 1981, Dr. Turner was a research professor and director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi School of Pharmacy.

     SELVI VESCOVI, 65, has served as a director of the Company since May 1989. Mr. Vescovi served as Chairman of the Board from May 1990 to April 1995. In addition, Mr. Vescovi served as interim President and Chief Executive Officer of the Company from March 1995 to April 1995. He was employed by The Upjohn Company ("Upjohn"), a manufacturer of human pharmaceuticals and pharmaceutical chemicals, in various capacities from 1954 until his retirement in 1988 from his positions as Corporate Vice President of Upjohn, a position he had held since 1977, and President and General Manager of Upjohn International, Inc., the subsidiary of Upjohn responsible for international operations. He had held the latter position since 1985. Since his retirement in 1988, Mr. Vescovi has served as Adjunct Professor, International Management, at Western Michigan University, and as a member of the Advisory Board of the College of Business Administration of the University of South Carolina. Mr. Vescovi is also a director of Cytrx Corporation, a publicly traded company.

     The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers and establishes corporate policies. The Board has established an Executive Committee which may exercise all (except in certain cases) the authority and powers of the Board of Directors in the business and affairs of the Company when the Board of Directors is not in session. The current members of the Executive Committee are Selvi Vescovi (Chairman), George DeMott and Carlton E. Turner, Ph.D. The Board has established an Audit Committee for the purposes of reviewing the results and scope of, and the fees for, the annual audit, reviewing the financial statements and any significant transactions or events and any changes in accounting principles and practices with the independent auditors, and reviewing the internal controls and audit procedures of the Company. The current members of the Audit Committee are Robert A. Fildes (Chairman), James T. O'Brien and R. Dale Bowerman. The Board does not have a standing nominating committee. The Compensation and Stock Option Committee (the "Compensation Committee") serves as a compensation committee and makes recommendations to the Board with respect to compensation of executive officers of the Company. The current members of the Compensation Committee are James T. O'Brien (Chairman), George DeMott and Robert A. Fildes, Ph.D. During fiscal 1995, the Board of Directors held six meetings, the Executive Committee held six meetings, the Compensation Committee held three meetings and the Audit Committee held three meetings. All incumbent directors attended at least 75% of the meetings held by the Board and the committees on which they served during the period in which they were directors.

     R. Dale Bowerman was elected as a director at the 1993 annual meeting pursuant to an agreement between the Company and High Plains Baptist Hospital ("HPBH") under which the Company had sold $750,000 principal amount of its convertible debentures to HPBH in January 1991. The Company's obligation to nominate an HPBH designee for election as a director terminated on January 14, 1996. The Board's nomination of Mr. Bowerman for election as a director at the 1996 annual meeting is not made pursuant to any obligation of the Company to do so.

                              EXECUTIVE OFFICERS

     The executive officers of the Company are Carlton E. Turner, Ph.D., David
G. Shand, M.D., Ph.D., Christopher S. Record, Luiz F. Cerqueira and Sheri L. Pantermuehl. Biographical information for Dr. Turner is set forth under "Election of Directors" above.

     Luiz F. Cerqueira, 48, has been employed by the Company since August 1993, as Vice President, Manufacturing/Operations. From 1989 to 1993, Mr. Cerqueira was the Vice President, Pharmaceutical Manufacturing, for Centocor, Inc., with assignment in the Netherlands. From 1984 to 1989, Mr. Cerqueira was employed by Schering-Plough in Manati, Puerto Rico, where he served as Operations Director from 1988 to 1989, Materials Manager from 1986 to 1988, and Antibiotics Plant Manager from 1984 to 1986. From 1981 to 1984, Mr. Cerqueira was employed by Schering-Plough in Rio De Janeiro, Brazil, serving as Industrial Director from 1983 to 1984 and as Chemical & Biochemical Plants Manager from 1981 to 1983. From 1975 to 1980, Mr. Cerqueira was employed by American Cyanamid in Brazil, where he served as Materials Manager from 1980 to 1981, Medical Products Plant Manager from 1978 to 1980, Antibiotic Production Manager from 1976 to 1978 and Antibiotic Production Assistant Manager in 1975. From 1973 to 1975, Mr. Cerqueira was employed by Johnson & Johnson, Sao Paulo, Brazil, as Sutures Production General Supervisor.

     Sheri L. Pantermuehl, 40, has been Chief Financial Officer and Treasurer of the Company since October 1995. From June 1994 to October 1995, Ms. Pantermuehl was the Company's Controller. Ms. Pantermuehl was the Chief Financial Officer for Toppan Printonics, Inc. from 1990 to 1994. From 1980 to 1990, she was employed by Texas Instruments, Inc. From 1987 to 1990, she served as a Project Manager in Corporate Development and prior to 1987, she served as a Manager in Texas Instruments' Internal Audit Department.

     Christopher S. Record, 45, has been Vice President, Business Development and Strategic Planning, Secretary and General Counsel of the Company since October 1995. From April 1994 to October 1995, Mr. Record served as Vice President, Finance and Administration, Chief Financial Officer, Secretary, Treasurer, and General Counsel of the Company. Mr. Record is an attorney with a master's degree in business administration. From January 1990 to February 1994, he was Chairman of Electronic Product Information Corporation. From 1985 to 1990, he was Vice President, Corporate and Business Development, General Counsel and Secretary of Autodesk, Inc.

     David G. Shand, M.D., Ph.D., 57, has been Executive Vice President, Research & Development of the Company since January 1995. From September 1993 to December 1994, Dr. Shand served as President of Pharmanet Inc., a consulting company owned by him. From December 1992 to September 1993, he served as Chief Scientific Officer of Liposome Co., and from April 1987 to August 1993, he was Executive Vice President of Janssen Research Foundation. From April 1983 to March 1987, he served as Executive Vice President of Medical Affairs of Ayerst Laboratories.

     All executive officers of the Company are elected annually by the Board of Directors to serve until the next annual meeting of the Board and until their respective successors are chosen and qualified.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 1, 1996, unless otherwise indicated, the beneficial ownership of Common Stock of the Company by each director of the Company, each named executive officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, each person named in the table below has sole voting and investment power with respect to all shares indicated as being beneficially owned by him.

                                                   Common Stock
                                                Beneficially Owned
                                                ------------------


                                                Number         Percent
Name                                          of Shares       of Class
- ----                                          ---------       --------
Directors
R. Dale Bowerman                              52,447  (1)         *
George DeMott                                  7,500  (2)         *
Robert A. Fildes, Ph.D.                       18,000  (3)         *
Thomas J. Marquez                            816,240  (4)       9.2%
James T. O'Brien                               9,500  (5)         *
Carlton E. Turner, Ph.D.                      46,035  (6)         *
Selvi Vescovi                                 17,000  (7)         *

Named Executive Officers (excluding
       any director named above)
       and Group
Luiz F. Cerqueira                              2,967              *
Christopher S. Record                         11,465  (8)         *
David G. Shand, M.D., Ph.D.                    2,500  (9)         *
All directors and executive
 officers as a group (11 persons)            954,333 (10)      10.8%

- ------------------

*  Less than one percent.

(1) Includes 20,000 shares that Mr. Bowerman has the right to acquire pursuant to presently exercisable options and warrants.

(2) Includes 2,500 shares that Mr. DeMott has the right to acquire pursuant to presently exercisable options.

(3) Includes 10,000 shares that Dr. Fildes has the right to acquire pursuant to presently exercisable options.

(4) Information is as of April 1, 1996. Includes 39,900 shares held in a trust controlled by Mr. Marquez and 38,600 shares that he has the right to acquire pursuant to presently exercisable options.

(5) Includes 6,500 shares that Mr. O'Brien has the right to acquire pursuant to presently exercisable options.

(6) Includes 25,625 shares that Dr. Turner has the right to acquire pursuant to options exercisable within 60 days of March 1, 1996.

(7) Includes 10,000 shares that Mr. Vescovi has the right to acquire pursuant to presently exercisable options.

(8) Includes 10,000 shares that Mr. Record has the right to acquire pursuant to options exercisable within 60 days of March 1, 1996.

(9) Includes 2,000 shares that Dr. Shand has the right to acquire pursuant to presently exercisable options.

(10) Includes 95,412 shares that such directors and executive officers have the right to acquire within 60 days of March 1, 1996 pursuant to the exercise of options and warrants. Excludes presently exercisable options to purchase 31,000 shares acquired by Mr. Marquez in March 1996.

                       PROPOSAL TO APPROVE AMENDMENTS TO
                            1995 STOCK OPTION PLAN

INTRODUCTION

     At the annual meeting in April 1995, the shareholders of the Company approved the adoption of the Carrington Laboratories, Inc. 1995 Stock Option Plan (the "Option Plan"). The Option Plan became effective on April 1, 1995 and replaced the Company's 1985 Stock Option Plan, which expired in February 1995. A total of 1,500,000 shares of Common Stock are reserved for issuance under the Option Plan. On March 27, 1996, the Board of Directors unanimously adopted, and recommended to the shareholders for approval, amendments to the Option Plan to provide for the granting of options to certain advisors and consultants of the Company.

     A copy of the Option Plan, as amended and restated by the Board of Directors, is attached hereto as Exhibit A. At the annual meeting to be held on May 23, 1996, the shareholders will be asked to consider and adopt a proposal (the "Proposal") to approve the amendments to the Option Plan adopted by the Board of Directors, as reflected in Exhibit A. The amendments will not be effective unless the Proposal is adopted by the shareholders. If the shareholders approve the Proposal, the amendments to the Option Plan will be effective as of the date of their adoption by the Board of Directors. The description in this Proxy Statement of the Option Plan and the amendments thereto is intended solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Option Plan attached hereto as Exhibit A.

REASONS FOR AND PRINCIPAL EFFECT OF THE PROPOSAL

     The amendments to the Option Plan authorize the granting of nonqualified stock options to purchase Common Stock to consultants and advisors to the Company or an affiliate, provided that bona fide services are rendered by the consultants and advisors and such services are not in connection with the offer or sale of securities in a capital-raising transaction (the "Consultants"). The purchase price per share of Common Stock under each option granted to Consultants shall be determined by the Compensation and Stock Option Committee (the "Committee"), but in no event will be less than 100 percent of the fair market value per share of Common Stock at the time the option is granted. Each option granted to a Consultant under the Option Plan will be exercisable during such period as the Committee shall determine; provided, however, that the unexpired portion of any option granted to a Consultant will expire no later than the first to occur of (i) the expiration of ten years from the date the option was granted, or (ii) the expiration of one year from the date of the Consultant's death. The unexpired portion of any option granted to a Consultant will expire immediately upon the termination of the Consultant's services to the Company (or an affiliate of the Company) by reason of the Consultant's fraud, dishonesty or performance of other acts detrimental to the Company (or an affiliate), or if, at any time during or after the performance of the Consultant's services to the Company (or an affiliate), the Company determines that there is good cause to cancel such option. The Committee may limit the number of shares purchasable under the option agreement evidencing an option granted to a Consultant in any period or periods of time during which the option is exercisable and may impose such other terms and conditions as are not inconsistent with the terms of the Option Plan. The Committee, in its discretion, may accelerate the exercise date of any such option.

     Neither the Option Plan nor an option agreement evidencing an option granted under the Option Plan to a Consultant shall confer upon a Consultant any right to continue as a Consultant of the Company (or any affiliate) or in any way interfere with the right of the Company (or an affiliate) to terminate the services of the Consultant at any time, with or without cause. Unlike options granted to employees and non-employee directors of the Company, the maturity of options outstanding under the Option Plan that have been granted to Consultants shall not be accelerated automatically upon the occurrence of a "change in control." See "Description of the Option Plan as Currently in Effect" below for a discussion of the "change in control" provisions of the Option Plan.

     The amendments to the Option Plan are intended to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected consultants and advisors to the Company by giving such persons the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The granting of options to Consultants will also provide the Company with a non-cash means of compensating Consultants.

DESCRIPTION OF THE OPTION PLAN AS CURRENTLY IN EFFECT

     The Option Plan authorizes the granting to employees of the Company and its affiliates of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the Option Plan. The Option Plan also authorizes the granting to non-employee directors of the Company of nonqualified stock options to purchase Common Stock. Pursuant to the Option Plan, an option to purchase 10,000 shares of Common Stock is to be granted automatically to each outside director who is newly elected to the Company's Board. In addition, an option to purchase 2,500 shares of Common Stock is granted automatically, on the date of each annual meeting of shareholders of the Company, to each outside director who has served in that capacity for the past six months and continues to serve following such meeting. Accordingly, each of the outside directors of the Company received an automatic grant of an option to purchase 2,500 shares of Common Stock on the date of the 1995 annual meeting of shareholders. Any outside director may decline to accept any option granted to him under the Option Plan. At March 1, 1996, there were 276 employees and five outside directors of the Company who were eligible to be granted options under the Option Plan.

     The Board of Directors or the Committee is responsible for the administration of the Option Plan and determines the employees to be granted options, the period during which each option will be exercisable, the number of shares and exercise price of the Common Stock covered by each option and whether an option will be a nonqualified or an incentive stock option. The Committee has no authority to administer or interpret the provisions of the Option Plan relating to the grant of options to outside directors. The current members of the Committee are James T. O'Brien (Chairman), George DeMott and Robert A. Fildes, Ph.D.

     No option granted pursuant to the Option Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the Option Plan is determined by the Board of Directors or the Committee, but in no event may such term exceed 10 years from the date of grant. The exercise price for the purchase of shares subject to such an option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Furthermore, the exercise price for any incentive stock option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate must be at least 110% of the fair market value of the Common Stock at the date of the grant. Upon exercise of an option by an employee, the purchase price must be paid in full in cash. Unpurchased shares of Common Stock subject to options that have expired or terminated without being exercised in full are again available for grant under the Option Plan. The Option Plan contains a $100,000 limitation on the value (determined at the grant date) of stock for which incentive stock options granted to any employee may become exercisable for the first time in any calendar year. In addition, the aggregate number of shares of Common Stock for which any employee may be granted options during any one calendar year may not exceed 50,000.

     Each option granted to an outside director under the Option Plan is exercisable in whole or in part during the four-year period commencing on the date of grant of such option. Any option granted to an outside director remains effective during its entire term regardless of whether such director continues to serve as a director. The purchase price per share of Common Stock under each option granted to an outside director is the fair market value of such share on the date of grant.

     In the event that the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock, or that the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares as to which options may be granted under the Option Plan will be increased or decreased proportionately, and the shares subject to outstanding options and the purchase price per share of such options will be increased or decreased proportionally so that the aggregate purchase price for all the shares then subject to such options will remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including merger, consolidation or sale of assets) of the Company, the Board of Directors of the Company will make such adjustments, if any, as it deems appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the Option Plan, to the extent permitted by applicable law.

     Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the Option Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidations, reorganizations or sales of assets, or a dissolution of the Company, a change in the control of the Board of Directors or the acquisition by a shareholder of 20% or more of the Common Stock of the Company.

     Unless sooner terminated, the Option Plan will expire on March 31, 2005. The Board of Directors of the Company may alter, amend or terminate the Option Plan, except that it may not, without the approval of the shareholders of the Company, make any alteration or amendment which would operate to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Option Plan from the supervision of the Committee, (ii) increase the total number of shares of Common Stock for which options may be granted under the Option Plan (other than proportionate adjustments described above), (iii) extend the term of the Option Plan or the maximum exercise period provided under the Option Plan, (iv) decrease the minimum purchase price provided under the Option Plan, (v) materially increase the benefits accruing to participants under the Option Plan, or (vi) materially modify the requirements as to eligibility for participation in the Option Plan. No amendment or termination of the Option Plan may adversely affect the rights of an optionee under an option without the consent of such optionee.

FEDERAL INCOME TAX CONSEQUENCES

     NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Except as described below in the case of an "insider" subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") who exercises his or her option less than six months from the date of grant, upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange Act who exercises a nonqualified stock option less than six months after the date of grant will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the purchased shares on such date over the option price of such shares. An optionee subject to Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, not later than 30 days after the date of exercise. Executive officers, directors and ten percent shareholders of the Company generally will be considered to be "insiders" for purposes of
Section 16(b) of the Exchange Act.

     Income recognized by optionees who are employees of the Company upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. The nonqualified stock options granted under the Option Plan are designed to provide the Company with a deduction (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

     The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

     INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, whichever is later, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

     The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for such shares is an item of adjustment for purposes of the alternative minimum tax.

     The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     LIMITATIONS ON THE COMPANY'S COMPENSATION DEDUCTION. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. Although the Company intends that options granted to employees under the Option Plan will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance that such options will satisfy such requirements and, accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to options awarded under the Option Plan.

     Section 280G of the Code limits the deductibility of certain "parachute payments" to disqualified individuals by the Company. Generally, "parachute payments" consist of payments made in connection with a change in control of the Company. It is possible that accelerated vesting of options that occurs automatically upon a change in control of the Company could be a "parachute payment" subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments."

     The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents. The U.S. tax consequences associated with the grant of options to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE ADOPTION OF THE AMENDMENTS TO THE OPTION PLAN IS CONDITIONED ON, AND IS OF NO FORCE OR EFFECT UNLESS IT RECEIVES, APPROVAL BY THE REQUISITE VOTE OF SHAREHOLDERS OF THE COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF
                      ---
DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.


                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending December 31, 1996, and shareholder approval of the appointment is requested. If the proposal is not approved by the holders of a majority of the shares of Common Stock present or represented and voting at the meeting, the Board will reconsider its appointment of independent auditors of the Company. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they so desire and to be available to respond to appropriate questions addressed to them.


                            EXECUTIVE COMPENSATION

     The report of the Compensation Committee of the Board of Directors set forth below and the information under the heading "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, other than those rules requiring disclosure herein, or to the liability of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). During 1995, the Committee was composed of James T. O'Brien, Chairman, George DeMott and Robert A. Fildes, Ph.D., all of whom are outside directors of the Company.

     The following is a report submitted by the members of the Committee, addressing the Company's compensation policy as it related to the named executive officers, including the President and Chief Executive Officer (the "CEO"), for fiscal 1995.

     Compensation Philosophy

     The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Committee has developed and implemented an executive compensation program to achieve these objectives which provides executives with compensation opportunities that are competitive with companies of comparable size in the pharmaceutical industry.

     In applying this philosophy, the Committee has established a program to accomplish the following objectives:

     . attract and retain executives of outstanding abilities who are critical to the long-term success of the Company;

     . reward executives for achievement of internal Company goals as well as for Company performance relative to industry performance levels; and

     . reward executives for long-term strategic management and the enhancement of shareholder value by providing equity ownership in the Company.

     Through these objectives, the Company integrates its executive compensation program with its annual and long-term strategic planning.

     Against the foregoing background, the Company's executive compensation policies integrate annual base salary compensation with a short-term and long-term bonus award system which is based upon both corporate and individual performance levels.

     Fiscal 1995 Compensation

     For fiscal 1995, the Company's executive compensation program consisted of
(i) base salary, adjusted from the prior year, (ii) bonus payable in cash and stock, and (iii) stock options. With respect to base salary, the Company considers published executive compensation data of comparable companies in the industry and utilizes surveys to establish base salaries that are within the range of those paid to persons holding comparably responsible positions at such companies. In addition, the Committee considers evaluations by the CEO of the individual performance of each executive, other than the CEO, in setting such executive's salary for the year. The performance of the CEO is evaluated by the Executive Committee of the Board of Directors in collaboration with the Committee.

     Bonuses are granted to executives based upon criteria established by the Company's 1995 Management Compensation Plan (the "Compensation Plan"), adopted by the Company's Board of Directors and approved by its shareholders in 1995. Under the Compensation Plan, executives of the Company are eligible to receive incentive compensation in the form of annual bonuses payable 50% in cash and 50% in Common Stock of the Company. An executive's bonus under the Compensation Plan consists of a target bonus multiplied by a performance component. The target bonus is a specified percentage of the executive's base salary, with the percentage being dependent on the executive's position grade. The maximum target bonus for the highest position grade is currently 35% of the executive's base salary. The performance component is a percentage rate measuring results achieved in comparison to the Company's Annual Operating Budget. Performance is judged on the basis of three scenarios: (i) sales at Annual Operation Budget;
(ii) profit at Annual Operating Budget; and (iii) achievement of remaining bonus criteria and individual goals as established by the Committee. These goals are designed to achieve the Company's short-term and long-term objectives. Following determination by the Committee of the amounts of bonus payable, if any, to executives, 50% of the bonus is paid in cash and 50% is paid in shares of the Company's Common Stock. The number of shares is determined by dividing 50% of the total bonus by the fair market value of the Common Stock on the date of certification of payment of the bonus by the Committee.

     The Committee determined that current salary levels for key Company executives are competitive within the industry and basically rank in the average range. Based on application of the Compensation Plan criteria set forth above, no incentive bonuses were paid to executive officers for fiscal 1995.

     The Committee has discretion to grant stock options to executive officers under the Company's 1995 Stock Option Plan. In determining the time and date of grant and the number of shares subject thereto, the Committee may take into account the nature of the services rendered, the executive's potential contributions to the success of the Company's business, and such other facts as the Committee in its discretion shall deem appropriate. Each of the 1995 option awards reflected in Table 2 under the heading "Executive Compensation Tables" below was made in accordance with the Company's 1995 Stock Option Plan.

     CEO Compensation

     Carlton E. Turner, Ph.D., was promoted to President and Chief Executive Officer of the Company as of April 12, 1995. Dr. Turner's 1995 base pay was determined by the Committee on the basis of its overall assessment of Dr. Turner's expected increased responsibilities, including advancing clinical trials; Dr. Turner's past performance with the Company; and competitive market data on salary levels for pharmaceutical companies of similar size.

     On January 6 and May 2, 1995, the Committee granted Dr. Turner options to purchase 20,000 and 30,000 shares of Common Stock, respectively, pursuant to the Company's 1985 and 1995 Stock Option Plans. These awards were made based on the Committee's evaluation of Dr. Turner's overall performance.

     Dr. Turner was not paid a bonus for 1995.

     Selvi Vescovi served as interim President and Chief Executive Officer of the Company from March 21, 1995 until April 27, 1995. Mr. Vescovi received cash compensation of $17,500 and was awarded 1,000 shares of Common Stock valued at $16.00 per share on the date of the award for such services.

     Summary

     The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are awarded commensurately. The Committee believes that compensation levels during fiscal 1995 adequately reflected the Company's compensation goals and policies.

By the Members of the Committee:

James T. O'Brien          George DeMott          Robert A. Fildes, Ph.D.
(Chairman)

April 1, 1996

EXECUTIVE COMPENSATION TABLES

     The following table sets forth certain summary information regarding compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and each other executive officer of the Company whose combined salary and bonus for the fiscal year ended December 31, 1995 exceeded $100,000 (collectively, the "named executive officers") for the years indicated.

                                    TABLE 1

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                                                Long-Term
                                                                               Compensation
                                                                             ----------------
                                           Annual Compensation                    Awards
                             ----------------------------------------------------------------
                                                                    Other       Securities
                                                                    Annual     Underlying           All Other
Name and                       Fiscal                               Compen-    Options (No.          Compen-
Principal Position              Year      Salary     Bonus (1)      sation      of Shares)           sation
- ------------------              ----      ------     ---------      ------    ---------------       ---------
Karl H. Meister,                1995    $225,250         --           --            --                 --
 Former President and Chief     1994    $258,396      $129,198        --          30,000               --
 Executive Officer (2)          1993    $236,510      $ 60,188        --          25,000               --

Selvi Vescovi,                  1995       --            --           --            (3)             $33,500(3)
 Interim President and Chief    1994       (3)           (3)          (3)           (3)                (3)
 Executive Officer (3)          1993       (3)           (3)          (3)           (3)                (3)

Carlton E. Turner, Ph.D.,       1995    $216,692         --        $1,468(4)      50,000            $29,341(5)
 President and Chief            1994    $184,250      $ 64,488        --          32,500               --
 Executive Officer (4)          1993       (4)           (4)          (4)           (4)                (4)

David G. Shand, M.D., Ph.D.,    1995    $188,461         --           --          50,000            $ 5,334(7)
 Executive Vice President,      1994       (6)           (6)          (6)           (6)                (6)
 Research & Development (6)     1993       (6)           (6)          (6)           (6)                (6)

Luiz F. Cerqueira,              1995    $154,500         --           --          30,000                --
 Vice President,                1994    $154,125      $ 46,350        --           2,800                --
 Manufacturing/ Operations      1993    $ 38,005      $ 20,625        --          34,200            $23,775(8)

Christopher S. Record,          1995    $150,000         --           --          25,000                --
 Vice President, Business       1994    $100,000      $ 25,000        --          30,000            $65,443(10)
 Development and Strategic      1993       (9)           (9)          (9)           (9)                (9)
 Planning, Secretary and
 General Counsel (9)

Bill H. McAnalley, Ph.D.,       1995    $128,984         --           --           7,000                --
 Former Senior Vice             1994    $199,801      $ 70,210        --          14,300                --
 President, Research (11)       1993    $188,101      $ 28,652        --          17,000                --

- ----------------------------

(1) Bonuses for 1993 were paid entirely in cash. Each bonus for 1994 was paid 50% in cash and 50% in shares of Common Stock valued at $8.375 per share, the closing price per share of the Common Stock on the American Stock Exchange on the date the bonuses were approved by the Board of Directors. No bonuses were paid for 1995.

(2) Mr. Meister resigned his positions as a director and President and Chief Executive Officer of the Company effective March 21, 1995. See "Certain Transactions."
                                         (footnotes continued on following page)

(3) Mr. Vescovi, a director of the Company, served as interim President and Chief Executive Officer from March 21, 1995 until April 27, 1995. His compensation consisted of 1,000 shares of Common Stock, valued at $16,000 on the date of issuance, and $17,500 in cash. He was not granted any stock options in connection with his performance of duties as President and Chief Executive Officer. For information regarding options and other compensation he received in connection with his services as a director, see "Compensation of Directors."

(4) Dr. Turner was promoted to President and Chief Executive Officer of the Company in April 1995. Dr. Turner was first elected as an executive officer of the Company in January 1994.

(5)  Represents relocation expenses reimbursed to Dr. Turner by the Company.

(6) Dr. Shand was first elected as an executive officer of the Company in January 1995.

(7)  Represents relocation expenses reimbursed to Dr. Shand by the Company.

(8)  Represents relocation expenses reimbursed to Mr. Cerqueira by the Company.

(9) Mr. Record was first elected as an executive officer of the Company in April 1994.

(10) Represents relocation expenses reimbursed to Mr. Record by the Company.

(11) Dr. McAnalley resigned his position as Senior Vice President, Research of the Company in February 1995. See "Certain Transactions."


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     The following table sets forth certain information relating to options granted under the 1985 and 1995 Stock Option Plans to the named executive officers in fiscal year 1995.

                                    TABLE 2

              OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 1995
              ---------------------------------------------------

                                                                                                          Potential
                                                                                                     Realizable Value at
                                                                                                     Assumed Annual Rates
                                                                                                        of Stock Price
                                                                                                         Appreciation
                                                        Individual Grants                            for Option Term (2)
                               ----------------------------------------------------------------    -----------------------

                                    Number of
                                   Securities            % of Total
                                   Underlying              Options        Exercise
                                    Options              Granted to        Price
                                  Granted (1)           Employees in        Per      Expiration
         Name                  (No. of Shares)          Fiscal Year        Share        Date           5%          10%
         ----                  --------------          --------------   ---------   -----------    ----------   ----------
Karl H. Meister                        --                   --              --          N/A             --          --

Selvi Vescovi                         (3)                  (3)             (3)          (3)             (3)         (3)

Carlton E. Turner, Ph.D.            20,000                3.48%          $11.125     01/06/05      $  345,171   $  524,643
                                    30,000                5.21%          $16.563     05/02/05      $  770,839   $1,171,641

David G. Shand, M.D.,               30,000(4)             5.21%          $12.500     01/16/05      $  581,748   $  884,230
  Ph.D.                             20,000                3.48%          $35.280     08/17/05      $1,093,686   $1,662,353

Luiz F. Cerqueira                   15,000                2.61%          $11.125     01/06/05      $  258,878   $  393,483
                                    15,000                2.61%          $27.000     12/05/05      $  628,288   $  954,969

Christopher S. Record               10,000                1.74%          $11.125     01/06/05      $  172,585   $  262,322
                                    15,000                2.61%          $27.000     12/05/05      $  628,288   $  954,969

Bill H. McAnalley, Ph.D.             7,000                1.22%          $11.125     01/06/05      $  120,810   $  183,625
- --------------------------

(1) Each option is a nonqualified option with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Each option becomes exercisable with respect to one-fourth of the shares covered thereby in each year in the four-year period beginning one year after the date of grant unless otherwise indicated. However, all options held by Bill H. McAnalley, Ph.D. have become fully exercisable. See "Certain Transactions."

(2) The assumed five percent and ten percent rates of stock price appreciation are specified by the SEC's proxy rules and do not reflect expected actual appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date.

(3) Mr. Vescovi did not receive any options in connection with services he performed as interim President and Chief Executive Officer. For information regarding options he was granted in connection with his performance of services as a director, see "Compensation of Directors."

(4) These options become exercisable with respect to one-third of the shares covered thereby in each year in the three-year period beginning one year after the date of grant.

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock of the Company during the year ended December 31, 1995, and outstanding options held at such date, by the named executive officers. For purposes of this table, the "value" of an outstanding option is the difference between the market price at December 31, 1995 of the shares of Common Stock underlying the option and the aggregate exercise price of such option. The un-exercisable portions of such options have been valued as if such portions were exercisable in full on December 31, 1995, in accordance with SEC rules.

                                    TABLE 3

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
           ENDED DECEMBER 31, 1995 AND FISCAL YEAR-END OPTION VALUES
           ---------------------------------------------------------

                                                             Number of Securities
                                 Shares                     Underlying Unexercised         Value of Unexercised
                                Acquired                     Options at 12/31/95           In-the-Money Options
                                   on                          (No. of Shares)                 at 12/31/95
                                Exercise                  ----------------------------  ----------------------------
                                (No. of     Value
            Name                Shares)    Realized       Exercisable    Unexercisable  Exercisable    Unexercisable
- -----------------------------   -------   ----------      -----------    -------------  -----------    -------------
Karl H. Meister (1)             155,000   $2,811,300       15,000            --         $301,875           --

Selvi Vescovi (2)                15,000   $   21,250       10,000            --         $174,063           --

Carlton E. Turner, Ph.D.         15,000   $  101,250       13,125         114,375       $260,313       $1,434,063

David G. Shand, M.D.,              --           --           --            65,000           --         $  586,875
  Ph.D.

Luiz F. Cerqueira                17,850   $  233,419         --            49,150           --         $  670,500

Christopher S. Record             7,500   $   45,000         --            47,500           --         $  667,813

Bill H. McAnalley, Ph.D.(1)     124,800   $1,828,047       26,000            --         $ 53,625           --
- -----------------------------

(1) During fiscal 1995, no outstanding options held by any of the persons listed in this table were repriced or otherwise amended by the Company, except that the Company accelerated the maturity of all existing options previously granted by the Company to Dr. McAnalley and Mr. Meister to purchase shares of the Company's Common Stock, so that all of such options, to the extent they had not already expired or been exercised, were exercisable in full from March 3, 1995 and March 21, 1995, respectively. See "Certain Transactions."

(2) All of the options held and exercised by Mr. Vescovi in 1995 were granted to him in connection with his serving as a director of the Company. None were granted to him in connection with his serving as interim President and Chief Executive Officer.

PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return for the Company's Common Stock, the American Stock Exchange ("AMEX") Market Index, the Nasdaq Stock Market--US Index and a Company constructed peer group for the years indicated as required by SEC rules. The information reflected in the peer group index was provided to the Company by Research Data Group of San Francisco, California, and such index comprises approximately 41 companies that conduct business in the pharmaceutical industry and whose stock is traded on a stock exchange or on the Nasdaq National Market.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
       AMONG CARRINGTON LABORATORIES, INC., THE AMEX MARKET VALUE INDEX,
           THE NASDAQ STOCK MARKET--US INDEX(2) AND A PEER GROUP(3)


                           [LINE GRAPH APPEARS HERE]

              --------------------------------------------------
                CARRINGTON LABORATORIES, INC.      PEER GROUP

                                                    NASDAQ
                     AMEX MARKET VALUE         STOCK MARKET--US
              --------------------------------------------------

                                         CUMULATIVE TOTAL RETURN
                              ---------------------------------------------
                                 11/90  11/91  11/92  11/93  11/94  12/95
                              ---------------------------------------------
Carrington Laboratories, Inc.     100    158    187    162    115    413

Peer Group                        100    141    142    128    144    225

AMEX Market Value                 100    123    131    152    144    182

Nasdaq Stock Market--US           100    149    188    218    218    309

- ------------------------------

(1) Total return assuming reinvestment of dividends. Assumes $100 invested on November 30, 1990 in the Company's Common Stock, the AMEX Market Value Index, Nasdaq Stock Market--US Index and a Company constructed peer group. During 1995, the Company changed its fiscal year end from November 30 to December 31. Thus, the total return for fiscal year 1995 includes the thirteen-month period from December 1, 1994 through December 31, 1995.

                                         (footnotes continued on following page)

(2) During 1995, the Company's Common Stock ceased trading on the American Stock Exchange and began trading on the Nasdaq National Market. Because of this change, the performance graph includes the cumulative total return of the Nasdaq Stock Market--US Index. As specified by the SEC's proxy rules, the AMEX Market Value Index is included in the performance graph because the Company used this index in its 1995 proxy statement.

(3) The peer group index comprises the following companies: the Company, IVAX Corporation, Alza Corporation, Abbott Laboratories, Carter-Wallace, Inc., Pfizer Inc., Schering-Plough Corporation, American Home Products Corporation, Eli Lilly and Company, Warner-Lambert Company, Johnson and Johnson, Merck and Co. Inc., Elan Corporation Ltd., Bristol-Myers Squibb Company, Rhone-Poulenc Rorer Inc., Forest Laboratories, Inc., A.L. Pharma Inc., Mylan Laboratories, Inc., Glaxo Wellcome PLC, Natural Alternatives International, Inc., Polydex Pharmaceuticals Ltd., United Guardian Inc., R.P. Scherer Corporation, Medeva PLC, Foxmeyer Health Corporation, Allou Health & Beauty Care, Inc., Novo Nordisk A/S, Pharmaceutical Resources Inc., Barr Laboratories Inc., Bergen Brunswig Corporation, Escagenetics Corporation, McKesson Corporation, Allergan Inc., Genentech, Inc., Columbia Laboratories Inc., Biocraft Laboratories, Inc., Biopharmaceutics Inc., Moore Medical Corp., Medco Research Inc., KV Pharmaceutical Company and ICN Pharmaceuticals, Inc. Certain companies that were included in the peer group index last year are not included in the 1995 peer group index because they were no longer subject to the reporting requirements under the Exchange Act in 1995.

EMPLOYMENT AGREEMENTS

     In December 1990, the Company and Karl H. Meister entered into an employment agreement pursuant to which the Company agreed to employ Mr. Meister, at an annual base salary of not less than $200,000, as President and Chief Executive Officer of the Company for a five-year period ending on December 11, 1995 and for successive one-year periods thereafter, unless either party elected to terminate the agreement prior to the commencement of any such extended one-year term. The agreement provided that Mr. Meister would be eligible to receive from the Company an annual cash incentive bonus in an amount up to 50% of his annual base salary, subject to the satisfaction of his performance goals for the year established by the Board of Directors, and certain fringe benefits. The agreement also provided that the Company would nominate and solicit proxies for the election at each annual meeting of shareholders of a Board of Directors that included Mr. Meister. Effective March 21, 1995, Mr. Meister voluntarily retired as a full-time employee and resigned from his positions of director, President and Chief Executive Officer of the Company. See "Certain Transactions."

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director $500 for each Board meeting that he attends. The Company pays an additional $500 and reasonable travel expenses to each non-employee director who does not live in the Dallas, Texas area for each Board meeting that he attends.

     See "Proposal to Approve Amendments to 1995 Stock Option Plan --Description of the Option Plan as Currently in Effect" above for information concerning the options to be granted to the Company's outside directors under the Option Plan.

                           SECTION 16(A) COMPLIANCE

     For the fiscal year ended December 31, 1995, George DeMott filed one late report on Form 4 relating to seven transactions that occurred during September 1995; James T. O'Brien filed one late report on Form 4 relating to thirteen transactions that occurred during August 1995; Selvi Vescovi filed two late reports on Form 4 relating to a total of two transactions that occurred during May 1995 and filed a late report on Form 5 relating to one transaction that occurred during April 1995; Sheri L. Pantermuehl failed to file on a timely basis an initial statement of beneficial ownership of securities on Form 3; Robert A. Fildes, Ph.D. filed a late report on Form 5 relating to one transaction that occurred during April 1995; R. Dale Bowerman failed to file on a timely basis a Form 4 relating to one transaction that occurred during December 1995; Luiz F. Cerqueira filed one late report on Form 4 relating to two transactions that occurred during September 1995 and failed to file on a timely basis a Form 4 relating to one transaction that occurred during December 1994; and Karl H. Meister filed two late reports on Form 4 relating to a total of sixteen transactions that occurred during July and August 1995, after his resignation as a director and officer of the Company.

As far as the Company has been able to determine, Bill H. McAnalley, Ph.D. filed one late report on Form 4 relating to one transaction that occurred during December 1994, prior to his resignation as an officer of the Company, he failed to file three reports on Form 4 relating to a total of 67 transactions that occurred during the months of June, July and August of 1995, after he had ceased to be an officer of the Company, and he failed to file a Form 5 for 1995 relating to a total of eight transactions, two of which occurred in January and February 1995, prior to his resignation as an officer of the Company, and the remainder of which occurred during the months of March through August 1995, after his resignation. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports filed by them with the SEC.

                              CERTAIN TRANSACTIONS

     On February 24, 1995, the Company and Bill H. McAnalley, Ph.D. ("Dr. McAnalley") entered into an agreement pursuant to which Dr. McAnalley voluntarily resigned from his position of Senior Vice President, Research of the Company effective as of that date. The Company agreed to employ Dr. McAnalley as an inactive employee at a salary of $100,000 per annum from February 25, 1995 until the earlier of the date Dr. McAnalley obtained alternative employment (as defined in the agreement) or February 24, 1996 (the "Termination Date"). The agreement also provided that if Dr. McAnalley did not obtain alternative employment by February 24, 1996, the Company would retain Dr. McAnalley as a consultant at a rate of pay of $100,000 per annum from February 24, 1996 until the earlier to occur of the date Dr. McAnalley obtains alternative employment or February 24, 1998. On March 26, 1996, the Company, acting through its outside counsel, notified Dr. McAnalley that it was discontinuing the consulting payments to him in accordance with the agreement on the basis that he had obtained alternative employment.

     Pursuant to the agreement, the Company also accelerated the maturity of all existing options theretofore granted by the Company to Dr. McAnalley to purchase shares of the Company's Common Stock, so that all of such options, to the extent they had not already expired or been exercised, were exercisable in full from March 3, 1995, the effective date of the agreement, through the Termination Date. Dr. McAnalley exercised 124,800 options in 1995. The agreement provided that if any of the options that expire because of the termination of Dr. McAnalley's employment with the Company have exercise prices that are in excess of the closing market price per share of the Company's Common Stock on the date of expiration of such options, the Company would issue to Dr. McAnalley, effective as of such expiration date, a warrant entitling Dr. McAnalley to purchase the same number of shares of the Company's Common Stock that he was entitled to purchase under such options immediately prior to their expiration, at an exercise price equal to the closing market price per share of the Common Stock on such date for a period of four years from such date.

     On March 14, 1995, the Company and Karl H. Meister ("Mr. Meister") entered into an agreement pursuant to which, effective as of March 21, 1995 (the "Effective Date"), Mr. Meister voluntarily resigned from his positions of director, President and Chief Executive Officer of the Company and the existing Employment Agreement between the Company and Mr. Meister was terminated. The agreement provides that Mr. Meister shall continue to be an employee of the Company until December 11, 1998, unless his employment is terminated earlier by reason of his death, his election to terminate such employment or the election by the Board of Directors of the Company to terminate his employment for cause (as defined in the agreement). The agreement provides that Mr. Meister shall be on inactive status during the term of his employment with the Company, provided that Mr. Meister shall, upon request by the Company from time to time, perform for the Company, or one or more of its subsidiaries, services of the same general nature as he performed for the Company prior to his resignation as its President and Chief Executive Officer.

     During the period from the Effective Date through December 11, 1995, the Company paid Mr. Meister a salary at the rate of $260,000 per year. During the period from and after December 11, 1995 to the date of termination of his employment, the Company will pay Mr. Meister a base salary of $1.00 per year, and if, during such period, Mr. Meister performs any services at the Company's request, the Company agreed to pay Mr. Meister additional compensation at the rate of $1,000 per day for such services. The agreement also provides for the acceleration, effective as of the Effective Date, of the maturity of all existing options theretofore granted to Mr. Meister by the Company to purchase shares of the Company's Common Stock, so that all of such options, to the extent they had not then already expired or been exercised, were exercisable in full from the Effective Date through the earlier of the date of termination of Mr. Meister's employment with the Company or the respective dates on which such options expire or terminate in accordance with their respective terms. The Company also agreed to indemnify Mr. Meister against certain potential liabilities.

                             SHAREHOLDER PROPOSALS

     The 1997 annual meeting of the shareholders of the Company is tentatively scheduled to be held during the last week of May 1997. The Bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, shareholder proposals nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office not later than 90 days prior to the annual meeting; and all other shareholder proposals must be received not later than 60 days in advance of the meeting if the meeting is to be held within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of the meeting if it is to be held on or after the anniversary of the pervious year's meeting.

                                 ANNUAL REPORT

     The Company has provided without charge to each person whose proxy is solicited hereby a copy of the Company's 1995 Annual Report. Additional copies of the 1995 Annual Report may be obtained without charge upon written request to Christopher S. Record, Vice President, Secretary and General Counsel, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038.

                                 MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefacsimile and telegram by directors, officers, and employees of the Company, who will receive no additional compensation for such activities. Additionally, the Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies, at a cost not to exceed $3,000 plus reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     By order of the Board of Directors


                                     George DeMott
                                     Chairman of the Board
Irving, Texas
April 18, 1996


     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST DIRECTED TO CHRISTOPHER S. RECORD, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, CARRINGTON LABORATORIES, INC., 2001 WALNUT HILL LANE, IRVING, TEXAS 75038.

[FOR EDGAR VERSION ONLY: Language added to the Plan is double underscored and language deleted is in brackets.]

                                                                       EXHIBIT A

                         CARRINGTON LABORATORIES, INC.

                           1995 STOCK OPTION PLAN*


                As Amended and Restated Effective March 27, 1996
                ================================================

                                   ARTICLE I

                                    General
                                    -------

     Section 1.01.  Purpose.  It is the purpose of the Plan to promote the
                    -------
interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected Employees [and], Directors and
                                                       =           ===
Consultants by giving such Employees [and], Directors and Consultants the
===========                               =           ===============
opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

     Section 1.02. Definitions. As used herein the following terms have the
                   -----------
following meanings:

          (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the Stock Option Committee described in Article II hereof.

          (e) "Common Stock" means the $0.01 par value Common Stock of the Company.

          (f) "Company" means Carrington Laboratories, Inc., a Texas corporation.

          (g) "Consultant" means any consultant or advisor of the Company or an
              =================================================================
     Affiliate who is not an Employee or Director, provided that bona fide
     =====================================================================
     services are rendered by the consultant or advisor and such services are
     ========================================================================
     not in connection with the offer or sale of securities in a capital-raising
     ===========================================================================
     transaction.
     ============

          (h) "Director" means a member of the Board.
          ===

- ----------------
* As amended by the Board of Directors on March 27, 1996. Language added to the Plan is double underscored and language deleted is struck through.

          [(h)](i)  "Employee" means any employee of the Company or an
               ===
     Affiliate.

          [(i)](j)  "Employee-Director" means an Employee who is a Director.
               ===

          [(j)](k)  "Fair Market Value" means (A) the closing sales price of the
               ===
     Common Stock on the date in question (or, if there is no reported sale on such date, then on the last preceding date on which a reported sale occurred), as reported on the NASDAQ National Market (if the Common Stock is not listed on a national securities exchange and sales of the Common Stock are regularly reported on such market), or as reported on a national securities exchange (if the Common Stock is listed for trading on such exchange), or (B) the mean between the bid and ask prices of the Common Stock on the date in question (or, if there is no report of such prices on such date, then on the last preceding date on which such prices were reported), as reported by the National Association of Securities Dealers, Inc.

          [(k)](l)  "Option" means any option to purchase shares of Common Stock
               ===
     granted pursuant to the provisions of the Plan.

          [(l)](m)  "Optionee" means an Employee [or], Outside Director or
               ===                                   =                  ==
     Consultant who has been granted an Option under the Plan.
     ==========

          [(m)](n)  "Outside Director" means a Director who is not an Employee.
               ===

          [(n)](o)  "Plan" means this Carrington Laboratories, Inc. 1995 Stock
               ===
     Option Plan, as amended and restated effective March 27, 1996.
                ==================================================

     Section 1.03.  Number of Shares.  Options may be granted by the Company
                    ----------------
from time to time under the Plan to purchase an aggregate of 1,500,000 shares of the authorized Common Stock. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

                                   ARTICLE II

                                 Administration
                                 --------------

     The Plan shall be administered by a Stock Option Committee which shall consist of two or more Outside Directors, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), or any similar rule or regulation promulgated thereunder; provided, however, that the Committee shall have no authority to administer or interpret the provisions of the Plan relating to the grant of Options to Outside Directors. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

          (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

          (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

          (c) The Committee shall have full authority, subject to the express provisions of the Plan, to interpret the Plan as it relates to options granted or to be granted to Employees and Consultants under the Plan, to
                                           ===============
     provide, modify and rescind rules and regulations relating thereto, to determine the terms and provisions of each Option granted to an Employee or
                                                                              ==
     Consultant and the form of each option agreement evidencing an Option
     ==========
     granted to an Employee or Consultant under the Plan and to make all other
                            =============
     determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan as it relates to Options granted or to be granted to Employees and Consultants under the Plan. In addition, the
                          ===============
     Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees and Consultants to whom Options shall
                                          ===============
     be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee or Consultant,
                                                                 =============
     his present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

          (d) Notwithstanding the authority hereby delegated to the Committee to grant Options to Employees and Consultants under the Plan, the Board also
                                ===============
     shall have full authority, subject to the express provisions of the Plan, to grant Options to Employees and Consultants under the Plan, to interpret
                                   ===============
     the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of Options granted to Employees,
                                                                              =
     Consultants and Outside Directors under the Plan and to make all other
     ===========
     determinations and perform such actions as the Board deems necessary or advisable to administer the Plan; provided, however, that (i) the Board shall not grant any Option to any Employee-Director or officer (as defined in Rule 16b-3) of the Company, and (ii) the Board shall have no authority, discretion or power to select the Outside Directors who will receive Options under the Plan, to set the number of shares to be covered by any

     Option granted to an Outside Director, to set the exercise price or the period within which such Options may be exercised, or to alter any other terms or conditions specified herein relating to such Options except in accordance with the express provisions of the Plan, including Section [5.02] 6.02 of Article [V] VI hereof.
            ====                ==

          (e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

          (f) No member of the Committee shall be eligible to receive an Option, except Options granted in accordance with the terms of Article III of the Plan.

                                  ARTICLE III

                     Grants of Options to Outside Directors
                     --------------------------------------

     Section 3.01.  Grants of Options.  Beginning with the year 1995, Options
                    -----------------
shall be granted by the Company to its Outside Directors on the terms and conditions herein described. The Options granted under this Article III shall not be incentive stock options under Section 422 of the Code.

          (a) Initial Grant.  An Option to purchase 10,000 shares of Common
              -------------
     Stock shall be granted automatically to each Outside Director who is newly elected to the Board, irrespective of whether such Outside Director is elected by the Board or by the shareholders. The date of grant of such Option shall be the effective date of such Outside Director's election to the Board, unless such date is not a business day, in which case the date of grant shall be the next business day immediately following such effective date. For purposes of this Section 3.01, the term "newly elected to the Board" shall mean that the Outside Director was not serving as a Director or an Outside Director immediately prior to the time of his election in respect of which such Option is granted.

          (b) Annual Grant.  An Option to purchase 2,500 shares of Common Stock
              ------------
     shall be granted automatically, on the date of each annual meeting of shareholders of the Company (or, if such date is not a business day, on the next business day immediately following the date of such annual meeting), to each person who (i) is an Outside Director on the date of such grant and immediately following such annual meeting and (ii) has served in that capacity for at least six months immediately preceding the date of such grant.

     Section 3.02.  Declination.  Any Outside Director may decline to accept any
                    -----------
Option granted to him pursuant to this Article III by giving written notice to the Company of his election to decline to accept such Option or by refusing to execute a stock option agreement relating to such Option.
                                                        =

     Section 3.03.  Price.  The purchase price per share of Common Stock under
                    -----
each Option granted under this Article III shall be the Fair Market Value per share of Common Stock on the date of grant of such Option.

     Section 3.04.  Option Period and Terms of Exercise of Options.  Except as
                    ----------------------------------------------
otherwise provided for herein, each Option granted to an Outside Director under the Plan shall be exercisable in whole or in part during the four-year period commencing on the date of grant of such Option. Any Option granted to an Outside Director shall remain effective during its entire term regardless of whether the Optionee continues to serve as a Director; provided, however, that the otherwise unexpired portion of any Option granted hereunder to an Outside Director shall expire and become null and void immediately upon the termination of such Outside Director's Board membership if such Outside Director ceases to serve on the Board by reason of such Outside Director's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Outside Director shall confer upon such Director any right to continue as a Director of the Company.

                                   ARTICLE IV

                         Grant of Options to Employees
                         -----------------------------

     Section 4.01.  Grant of Options.  At any time and from time to time during
                    ----------------
the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option granted to an Employee as an incentive stock option intended to qualify under Section 422 of the Code; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which incentive stock options granted to an Employee under the Plan (including all options qualifying as incentive stock options pursuant to Section 422 of the Code granted to such Employee under any other plan of the Company or any Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the incentive stock option is granted. If an Option that is intended to be an incentive stock option shall be granted and such Option does not comply with the proviso of the immediately preceding sentence, such Option shall not be void but shall be deemed to be an incentive stock option to the extent it does not exceed the limit established by such proviso and shall be deemed a nonqualified stock option to the extent it exceeds that limit.

          The aggregate number of shares of Common Stock for which any [individual] Employee may be granted Options under the Plan during any one
             ========
calendar year shall not exceed 50,000. The aggregate number of shares for which Options are granted under the Plan to Employee-Directors shall not exceed 40% of the total number of shares covered by the Plan; provided, however, that if any Option granted to an Employee-Director terminates without being exercised in full, the shares as to which such Option was not exercised shall not be deemed to have been granted to an Employee-Director for purposes of determining compliance with this restriction.

     Section 4.02.  Price.  The purchase price per share of Common Stock under
                    -----
each Option granted under this Article IV shall be determined by the Committee but in no event shall be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant.

     Section 4.03.  Option Period and Terms of Exercise of Employee Options.
                    -------------------------------------------------------
Except as otherwise provided for herein, each Option granted to an Employee under the Plan shall be exercisable during such period as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option granted to an Employee shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of 30 days from the date of termination of the Optionee's employment with the Company or an Affiliate for any reason other than his retirement, death or disability, (iii) the expiration of one year from the date of termination of the Optionee's employment with the Company or an Affiliate by reason of his death or disability, (iv) the expiration of three years from the date of termination of such Optionee's employment with the Company or an Affiliate by reason of his retirement, or (v) the expiration of two years from the date of such Optionee's death following the termination of his employment with the Company or an Affiliate by reason of his retirement.

          Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted to an Employee hereunder shall expire and become null and void immediately upon the termination of such Employee's employment with the Company or an Affiliate by reason of such Employee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate, or if, following the termination of the Employee's employment with the Company or an Affiliate, the Company determines that there is good cause to cancel such Option.

          Any incentive stock option granted to an Optionee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant.

          Under the provisions of any option agreement evidencing an Option granted to an Employee, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of the Plan;

provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

     Section 4.04.  Termination of Employment.  A transfer of employment among
                    -------------------------
the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan to an Employee, including an Employee-Director, shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

                                   ARTICLE V

                        Grant of Options to Consultants
                        ===============================

     Section 5.01.  Grant of Options.  At any time and from time to time during
     =============  ===========================================================
the term of the Plan and subject to the express provisions hereof, Options may
==============================================================================
be granted by the Committee to any Consultant for such number of shares of
==========================================================================
Common Stock as the Committee in its discretion shall deem to be in the best
============================================================================
interest of the Company and which will serve to further the purposes of the
===========================================================================
Plan.  The Options granted under this Article V shall not be incentive stock
============================================================================
options under Section 422 of the Code.
========================================

     Section 5.02.  Price.  The purchase price per share of Common Stock under
     =============  ==========================================================
each Option granted under this Article V shall be determined by the Committee
=============================================================================
but in no event shall be less than 100% of the Fair Market Value per share of
=============================================================================
Common Stock at the time the Option is granted.
=================================================

     Section 5.03.  Option Period and Terms of Exercise of Consultant Options.
     =============  ==========================================================
Except as otherwise provided for herein, each Option granted to a Consultant
============================================================================
under the Plan shall be exercisable during such period as the Committee shall
=============================================================================
determine; provided, however, that the otherwise unexpired portion of any Option
================================================================================
granted to a Consultant shall expire and become null and void no later than upon
================================================================================
the first to occur of (i) the expiration of ten years from the date such Option
===============================================================================
was granted or (ii) the expiration of one year from the date of the Consultant's
================================================================================
death.  Anything herein to the contrary notwithstanding, the otherwise unexpired
================================================================================
portion of any Option granted to a Consultant hereunder shall expire and become
===============================================================================
null and void immediately upon the termination of the Consultant's services to
==============================================================================
the Company or an Affiliate by reason of the Consultant's fraud, dishonesty or
==============================================================================
performance of other acts detrimental to the Company or an Affiliate, or if, at
===============================================================================
any time during or after the performance of the Consultant's services to the
============================================================================
Company or an Affiliate, the Company determines that there is good cause to
===========================================================================
cancel such Option.
=====================

          Under the provisions of any option agreement evidencing an Option
          =================================================================
granted to a Consultant, the Committee may limit the number of shares
=====================================================================
purchasable thereunder in any period or periods of time during which the Option
===============================================================================
is exercisable and may impose such
==================================
other terms and conditions upon the exercise of an Option as are not
====================================================================
inconsistent with the terms of the Plan; provided, however, that the Committee,
===============================================================================
in its discretion, may accelerate the exercise date of any such Option.
=======================================================================

     Section 5.04.  Termination of Consulting Services.  Nothing in the Plan or
     =============  ===========================================================
in any option agreement evidencing an Option granted under the Plan to a
========================================================================
Consultant shall confer upon any Consultant any right to continue as a
======================================================================
consultant or advisor of the Company or any Affiliate or in any way interfere
=============================================================================
with the right of the Company or any Affiliate to terminate the services of the
===============================================================================
Consultant at any time, with or without cause.
================================================

                                   ARTICLE VI
                                   ==========

                                 Miscellaneous
                                 -------------

     Section [5.01] 6.01.  Adjustments Upon Changes in Common Stock.  In the
                    ====   ----------------------------------------
event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that, before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

          In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Company, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

          Subject to Article [V,] VI, Section [5.02] 6.02 of the Plan, and
                                  ===                ====
notwithstanding any indication to the contrary in the preceding paragraphs of this Section [5.01] 6.01, upon the occurrence of a "Change in Control" (as
                    ====
hereinafter defined) of the Company, the maturity of all Options then outstanding under the Plan (other than Options granted under Article V hereof)
                           ===================================================
shall be accelerated automatically, so that all such Options shall become exercisable in full with respect to all shares as to which they shall not have previously been exercised or become exercisable; provided, however, that no such acceleration shall occur with respect to Options held by optionees whose employment with the Company or an Affiliate shall have terminated prior to the occurrence of such Change in Control.

          For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

          (a) the shareholders of the Company shall approve:

               (i) any merger, consolidation or reorganization of the Company (a "Transaction") in which the shareholders of the Company immediately prior to the Transaction would not, immediately after the Transaction, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all shareholders of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances in the election of directors, or in which the members of the Company's Board immediately prior to the Transaction would not, immediately after the Transaction, constitute a majority of the board of directors of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any),

               (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company's assets, or

               (iii) any plan or proposal for the liquidation or dissolution of the Company;

          (b) individuals who constitute the Company's Board as of [the date of adoption of the Plan by the Board] April 1, 1995 (the "Incumbent
                                        =============
     Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph (b), any individual who becomes a Director of the Company subsequent to [the date of adoption of the Plan by the Board] April 1, 1995, and whose election, or
                                        =============
     nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the Incumbent Directors who are Directors at the time of such vote, shall be considered an Incumbent Director; or

          (c) any "person," as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board

     ("Voting Securities"), in either such case other than as a result of acquisitions of such securities directly from the Company.

          Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (c) of this Section [5.01] 6.01 solely as the result of an acquisition of securities by the
               ====
Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than as a result of a stock split, stock dividend or similar transaction), then a "Change in Control" of the Company shall be deemed to have occurred for purposes of subparagraph (c) of this Section [5.01] 6.01.
               ====

     Section [5.02] 6.02.  Amendment and Termination of the Plan.  Subject to
                    ====   -------------------------------------
the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from [the date of adoption of the Plan by the Board] April 1, 1995. No Options may be granted after termination of the
              =============
Plan. The Board may alter or amend the Plan but may not, without the approval of the shareholders of the Company, make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section [5.01] 6.01 of this Article [V)]
                                                   ====
VI), (iii) extend the term of the Plan or the maximum exercise periods provided
===
in Section 3.04 of Article III [ and], Section 4.03 of Article IV and Section
                                     =                            ===========
5.03 of Article V hereof, (iv) decrease the minimum purchase price for Common
=================
Stock under the Plan, (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding any other provision of this Section, the provisions of the Plan governing (A) the number of Options to be awarded to Outside Directors, (B) the number of shares of Common Stock to be covered by each such Option, (C) the exercise price per share under each such Option, (D) when and under what circumstances each such Option will be granted and (E) the period within which each such Option may be exercised, shall not be amended or altered more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder.

          No termination or amendment of the Plan shall adversely affect the rights of an Optionee under an Option, except with the consent of such Optionee.

     Section [5.03] 6.03.  Payment of Purchase Price; Application of Funds.
                    ====   -----------------------------------------------
Upon exercise of an Option, the purchase price shall be paid in full in cash or by check; provided. however, that at the request of an Optionee and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with Optionees who are Outside Directors and may, in its sole and absolute discretion, approve reasonable arrangements with one or more Optionees who are Employees or Consultants and their respective brokerage firms,
                            ==============
under which such an Optionee may exercise his Option by delivering to the Company an irrevocable notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon receipt of full payment in cash or by check of the purchase price and any other amounts due in respect of such exercise, deliver to such Optionee's brokerage firm one or more certificates representing the shares of Common Stock issued in respect of such exercise. The proceeds of any sale of Common Stock covered by Options shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

     Section [5.04] 6.04.  Requirements of Law.  The granting of Options and the
                    ====   -------------------
issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section [5.05] 6.05.  Nontransferability of Options.  An Option granted
                    ====   -----------------------------
under the Plan shall not be transferable by the Optionee except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

     Section [5.06] 6.06.  Investment Letter.  The Company's obligation to
                    ====   -----------------
deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Optionee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Optionee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

     Section [5.07] 6.07.  Date of Adoption and Effective Date of the Plan.  The
                    ====   -----------------------------------------------
Plan [shall be deemed adopted by the Board on April 1, 1995. The Plan]

constitutes an amendment and restatement of the Carrington Laboratories, Inc.
=============================================================================
1995 Stock Option Plan, which became effective on April 1, 1995 (the "Original
==============================================================================
Plan").  This amendment and restatement of the Original Plan was approved by the
================================================================================
Board on March 27, 1996 and shall be deemed effective as of [ the date of its
===========================
adoption by the Board] such date, provided it is duly approved by the holders of
                       =========
a majority of the shares of Common Stock present or represented and entitled to vote at [a] the 1996 annual meeting of shareholders of the Company [duly held in
            ===============
accordance with applicable law within 12 months after the date of adoption of the Plan by the Board]. If the Plan is not so approved, the Plan shall terminate [and], any Option granted hereunder shall be null and void and the
               =                                                     =======
Original Plan shall remain in full force and effect in accordance with its
==========================================================================
terms.
======

     Section [5.08] 6.08.  Gender.  Words of any gender used in the Plan shall
                    ====   ------
be construed to include any other gender, unless the context requires otherwise.

                         CARRINGTON LABORATORIES, INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
         THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 1996

   The undersigned hereby appoints Carlton E. Turner, Ph.D. and Christopher S.

Record as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of Carrington Laboratories, Inc. held of record by the undersigned on April 10, 1996, at the Annual Meeting of Shareholders to be held on May 23, 1996 at 9:00 a.m. local time, at the DoubleTree Hotel at Park West,

1590 LBJ Freeway at Luna Road, Dallas, Texas  74234, and at any adjournment(s)

thereof.  Receipt of the Notice of Annual Meeting of Shareholders and the Proxy

Statement in connection therewith and of a 1995 Annual Report to Shareholders is hereby acknowledged.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1. ELECTION OF DIRECTORS
   [_] FOR all nominees listed    [_] WITHHOLD AUTHORITY
       at right except as marked      to vote for all nominees  R. Dale Bowerman
       to the contrary below)         listed at right           James T. O'Brien

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

   _____________________________________________________________________________
2. [_] FOR     [_] AGAINST     [_] ABSTAIN
   Adoption of the proposal to approve amendments to the 1995 Stock Option Plan.

3. [_] FOR     [_] AGAINST     [_] ABSTAIN
   Approval of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1996.

4. In their discretion, the proxies are authorized to vote with respect to any other matter which may properly come before the meeting or any adjournment(s) thereof.

   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK OPTION PLAN, APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

   PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

   The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.



________________________                  Dated: _________________________, 1996
________________________
________________________
   Signature(s)*

NOTE:*When signing on behalf of a corporation, partnership, estate, trust or in any representative capacity, please sign name and title. For join accounts each joint owner must sign.

                                       2